UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2010

La Jolla Pharmaceutical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24274	33-0361285
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4365 Executive Drive, Suite 300, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 452-6600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On May 24, 2010, La Jolla Pharmaceutical Company (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) by and among the Company and the purchasers named therein (the “Purchasers”). Pursuant to the Purchase Agreement, on May 26, 2010 (the “Closing”), the Company offered and sold shares of its common stock, shares of its preferred stock and warrants to purchase preferred stock to the Purchasers for an aggregate purchase price of approximately $6,000,000. At the Closing, the Purchasers purchased (i) an aggregate of 28,970,435 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price of $0.03 per share, (ii) 5,134 shares of the Company’s Series C-1 Preferred Stock, par value $0.01 per share (the “Series C-1 Preferred”), at a price of $1,000 per share, (iii) warrants (the “Series D-1 Warrants”) to purchase 5,134 shares of the Company’s Series D-1 Preferred Stock, par value $0.01 per share (the “Series D-1 Preferred”), at an exercise price of $1,000 per share, which warrants may be exercised on a “net” or “cashless” basis, and (iv) warrants (the “Series C-2 Warrants”) to purchase 10,268 units, at an exercise price of $1,000 per unit, with each unit consisting of one share of the Company’s Series C-2 Preferred Stock, par value $0.01 per share (the “Series C-2 Preferred”), and an additional warrant (the “Series D-2 Warrant”) to purchase one share of the Company’s Series D-2 Preferred Stock, par value $0.01 per share (the “Series D-2 Preferred”). The Series D-1 Warrants, Series C-2 Warrants and Series D-2 Warrants are sometimes collectively referred to herein as the “Warrants.” The Series C-1 Preferred, Series C-2 Preferred, Series D-1 Preferred and Series D-2 Preferred are sometimes collectively referred to herein as the “Preferred Stock.” The Common Stock, Preferred Stock and Warrants are sometimes referred to collectively herein as the “Securities.”

The Purchasers included selected institutional investors, as well as Company officers Deirdre Y. Gillespie, M.D. (President and Chief Executive Officer) and Gail A. Sloan (Chief Financial Officer) as well as one additional Company employee.

Key Terms Relating to the Preferred Stock

The holders of Preferred Stock do not have voting rights unless required by the Delaware General Corporation Law or as set forth below.

Cumulative dividends are payable on the Series C-1 Preferred and Series C-2 Preferred (together referred to herein as the “Series C Preferred”) at a rate of 15% per annum from the date of issuance through the date of conversion or redemption, payable semi-annually in shares of Series C-1 Preferred and Series C-2 Preferred, respectively. Neither the Series D-1 Preferred nor the Series D-2 Preferred is entitled to dividends.

The Preferred Stock is convertible into Common Stock, initially at a rate of 66,667 shares of Common Stock for each share of Preferred Stock, subject to certain limitations discussed below, at the election of the holders of Preferred Stock. The conversion rate will be adjusted for certain events, such as stock splits, stock dividends, reclassifications and recapitalizations, and is subject to full-ratchet anti-dilution protection such that any subsequent issuance of Common Stock below the effective conversion price of the Preferred Stock at the time of such issuance automatically adjusts the conversion price of the Preferred Stock to such lower price. There are also limits on the amount of Preferred Stock that can be converted and the timing of such conversions. The Series C-1 Preferred and Series D-1 Preferred may not be converted until at least six months and one week following Closing. Thereafter, the Series C-1 Preferred and Series D-1 Preferred become convertible at the rate of 2.5% of the face amount of such shares per week over the following forty weeks. The Series C-2 Preferred and Series D-2 Preferred may not be converted by any Purchaser until at least six months following the first exercise of a Series C-2 Warrant by such Purchaser. Thereafter, the Series C-2 Preferred and Series D-2 Preferred become convertible by such Purchaser at the rate of 2.5% of the face amount of such shares per week over the following forty weeks. Moreover, holders of Preferred Stock may not convert if such conversion would result in the holder beneficially owning more than 9.999% of the Company’s then issued and outstanding shares of Common Stock.

Upon a Liquidation Event (as defined in the certificate of designations for the Preferred Stock (the “Certificate of Designations”)), no other class or series of capital stock can receive any payment unless the Preferred Stock has first received a payment in an amount equal to $1,000 per share, plus all accrued and unpaid dividends, if applicable.

In the event that certain actions occur without the prior written consent of the holders of two-thirds of the then outstanding shares of Preferred Stock (the “Requisite Holders”), such as the Company’s material breach of any material representation or warranty under the Purchase Agreement, a suspension of the trading of the Company’s Common Stock, the failure to timely deliver shares on conversion of the Preferred Stock, or the consummation of a Change of Control (as defined in the Certificate of Designations), then the holders of the Series C Preferred shall have the right, upon the delivery of a notice to the Company by the Requisite Holders, to have such shares redeemed by the Company for an amount equal to the greater of $1,000 per share, plus accrued and unpaid dividends, or the fair market value of the underlying Common Stock issuable upon conversion of the Series C Preferred.

Upon certain redemption events, such as the Company’s breach of covenants or material representations or warranties under the Purchase Agreement, the conversion price of the Preferred Stock decreases to 10% of the conversion price in effect immediately before such redemption event.

If the Company fails to consummate a Strategic Transaction (as defined in the Certificate of Designations) within nine months of Closing, then the Series C Preferred may thereafter be redeemed upon the demand of the Requisite Holders. The redemption price would be equal to $1,000 per share, plus accrued and unpaid dividends. This redemption feature terminates upon the consummation of a Strategic Transaction, which must be first approved by the Requisite Holders. The Requisite Holders may also waive this redemption feature in the event the Company does not consummate a Strategic Transaction within nine months of Closing. Moreover, if the Requisite Holders fail to demand redemption of the Series C Preferred within two years from the date of a Redemption Event (as defined in the Certificate of Designations), then the redemption rights with respect to such Redemption Event shall be irrevocably waived.

So long as at least 1,000 shares of Preferred Stock remain outstanding (or at least 3,000 shares of Preferred Stock remain outstanding if the Series C-2 Warrants have been exercised), the Company may not take a variety of actions (such as altering the rights, powers, preferences or privileges of the Preferred Stock so as to effect the Preferred Stock adversely, amending any provision of the Company’s certificate of incorporation, entering into an agreement for a Strategic Transaction or Change of Control, consummating any financing or filing a registration statement with the Securities and Exchange Commission, or “SEC”) without the prior approval of the Requisite Holders. In addition, for so long as at least 1,000 shares of Preferred Stock remain outstanding and no Strategic Transaction has been consummated, the Company is restricted in how much cash it may spend per month.

Key Terms Relating to the Warrants

The Warrants expire in three years from the date of issuance. The Series C-2 Warrants must be exercised upon the consummation of a Strategic Transaction and, if the Series C-2 Warrants are not timely exercised as required, penalties and interest will accrue on the sums due to the Company under such Series C-2 Warrants.

Other Key Terms Relating to the Purchase Agreement

The Purchase Agreement contains customary representations, warranties and covenants. The representations and warranties contained in the Purchase Agreement (i) are made for the purposes of allocation of risk between the parties and as conditions to Closing, (ii) may be subject to exceptions in the disclosure schedules provided in accordance with the Purchase Agreement, and (iii) are not necessarily accurate or complete as made and should not be relied upon by any of our stockholders or potential investors.

Within three weeks of the Closing, the Company must file a preliminary proxy statement relating to obtaining stockholder approval for (i) at least two separate reverse stock splits of the Common Stock, and (ii) an amendment of the Company’s certificate of incorporation to increase the number of shares of Common Stock authorized thereunder and to decrease the par value of the Common Stock and the Preferred Stock from $0.01 per share to $0.0001 per share. In this proxy statement, the Company expects to also present director nominees for election and proposals relating to the adoption of a new equity compensation plan and an amendment to the Company’s existing employee stock purchase plan. The Company must receive the prior approval by the Requisite Holders for these proposals, as well the ratios of the reverse stock splits, the date upon which any reverse stock split shall become effective and the amount by which the authorized shares of Common Stock shall be increased in the Company’s certificate of incorporation.

The stockholder meeting to approve the foregoing proposals must be held within seven weeks of either (i) the SEC informing the Company that it will not review the proxy statement relating to such proposals or (ii) the SEC’s completion of its review of the Company’s proxy statement. If the Company fails to hold such stockholder meeting on or before January 13, 2011, the Company will begin to incur liquidated damages.

The foregoing summaries of the Preferred Stock, Warrants and Purchase Agreement are qualified in their entirety by reference to the Purchase Agreement, Certificate of Designations and the forms of Warrants, which are attached hereto as Exhibits 3.1 and 10.1 through 10.4 and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 is incorporated herein by reference.

In offering and selling the Securities, the Company has relied on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), for the private placement of the Securities under the Purchase Agreement pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Deirdre Y. Gillespie, M.D.

On May 24, 2010, the Company entered into an Employment Agreement with Deirdre Y. Gillespie, M.D. (the “Gillespie Employment Agreement”). Pursuant to the terms of the Gillespie Employment Agreement, Dr. Gillespie’s employment is at-will and she will initially continue to receive her current annual base salary of $405,600 (the “Gillespie Base Salary”) and her current annual bonus with a targeted payout equal to 50% of her Base Salary (the “Gillespie Annual Bonus”). The Gillespie Base Salary will be increased to $421,824 upon the closing of a Strategic Transaction (as defined in the Certificate of Designations), with such increase to be retroactive to May 24, 2010. The Compensation Committee will annually establish the goals upon which the Gillespie Annual Bonus will be based, which will take into account both Dr. Gillespie’s and the Company’s performance. If Dr. Gillespie is terminated without “Cause”, as a result of a “Constructive Termination” or in connection with a “Change in Control” (each as defined), then the Gillespie Annual Bonus will be determined after the occurrence of such event and paid promptly thereafter, except that, in the case of a Change in Control, the Company’s Board of Directors (the “Board”) will consider whether to pay Dr. Gillespie the Gillespie Annual Bonus.

Under the terms of the Gillespie Employment Agreement, Dr. Gillespie will be granted options to purchase 4,000,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant. These options will vest monthly over three years so that they are fully vested on the third anniversary of the date of grant.

After closing a Strategic Transaction, if Dr. Gillespie is terminated without Cause or voluntarily resigns due to (i) a material reduction in her responsibilities, authority or duties as an officer or a reduction in her title as an officer, (ii) a material diminution in the Gillespie Base Salary (except for across-the-board salary reductions similarly affecting all or substantially all senior management employees and does not exceed 15%), (iii) a relocation of her office to a location outside of San Diego, California, (iv) any material breach by the Company under the Gillespie Employment Agreement or (v) any failure by the Company to obtain the assumption of the Gillespie Employment Agreement by any successor of the Company, she will receive the Gillespie Base Salary, then in effect, prorated to the date of termination, plus any bonus, healthcare/vacation benefits and business expenses earned but not yet paid (the “Gillespie Standard Entitlements”) and, provided that Dr. Gillespie timely executes and delivers a release agreement to the Company, the following severance benefits: a lump sum severance payment equal to 18 months of her then current annual base salary, but in no event less than the Gillespie Base Salary of $405,600 discussed above (the “Gillespie Standard Severance Payment”); the immediate vesting and exercisability of all of Dr. Gillespie’s outstanding options; and up to 18 months of continuing COBRA health coverage. The Gillespie Standard Severance Payment, the acceleration of the vesting of options and the continuation of COBRA health coverage are collectively referred to as the “Gillespie Severance Benefits.”

Dr. Gillespie will also receive the Gillespie Standard Entitlements and the Gillespie Severance Benefits if her employment is terminated, other than for Cause, by the Company within 12 months after a Change in Control, provided that she timely executes and delivers a release agreement to the Company.

Retention Agreement with Deirdre Y. Gillespie, M.D.

In April 2010, the Compensation Committee of the Company’s Board approved a Confidential Retention Agreement with Dr. Gillespie (the “Gillespie Retention Agreement”) to incentivize Dr. Gillespie to remain with the Company in order to complete a strategic transaction for the Company. Following Board approval of the Gillespie Retention Agreement on May 21, 2010, the Company and Dr. Gillespie entered into the Gillespie Retention Agreement on May 24, 2010. The Gillespie Retention Agreement supersedes the severance provisions of the Chief Executive Officer Employment Agreement, dated as of March 15, 2006, as amended, by and between the Company and Dr. Gillespie and the Confidential Retention and Separation Agreement and General Release of All Claims, dated as of December 4, 2009, by and between the Company and Dr. Gillespie (the “Prior Gillespie Retention Agreement”). The Prior Gillespie Retention Agreement contemplated that the Company would enter into a strategic transaction or wind down its business on or before March 31, 2010, at which time the remaining two-thirds of the severance payment due to Dr. Gillespie under the Prior Gillespie Retention Payment would be paid to Dr. Gillespie. The Gillespie Retention Agreement confirms that the remaining two-thirds of the severance payment owed to Dr. Gillespie pursuant to the terms of the Prior Gillespie Retention Agreement was earned by Dr. Gillespie on March 31, 2010. Therefore, pursuant to the Gillespie Retention Agreement, the Company will pay Dr. Gillespie a lump sum severance payment of $405,600, less applicable payroll deductions and withholdings, on June 1, 2010. The Gillespie Retention Agreement continues Dr. Gillespie’s employment with the Company after March 31, 2010 and provides for a cash incentive (the “Gillespie Retention Bonus”) upon completion of either a strategic transaction or other wind down of the Company (an “Incentive Event”). The Purchase Agreement described in Item 1.01 above constitutes an Incentive Event under the Gillespie Retention Agreement. Accordingly, on June 1, 2010, the Company will pay Dr. Gillespie the Gillespie Retention Bonus of $202,800, payable in a lump sum (less applicable payroll deductions and withholdings), per the terms of the Gillespie Retention Agreement.

Employment Agreement with Gail A. Sloan

On May 24, 2010, the Company entered into an Executive Employment Agreement with Gail A. Sloan (the “Sloan Employment Agreement”), pursuant to which Ms. Sloan was promoted to Chief Financial Officer. Pursuant to the terms of the Sloan Employment Agreement, Ms. Sloan’s employment is at-will and she will initially continue to receive her current annual base salary of $198,551 (the “Sloan Base Salary”) and an annual bonus with a targeted payout equal to 35% of her Base Salary (the “Sloan Annual Bonus”). The Sloan Base Salary will be increased to $206,493 upon the closing of a Strategic Transaction (as defined in the Certificate of Designations); such increase will be retroactive to May 24, 2010. The Compensation Committee will annually establish the goals upon which the Sloan Annual Bonus will be based, which will take into account both Ms. Sloan’s and the Company’s performance. If Ms. Sloan is terminated without “Cause”, as a result of a “Constructive Termination” or in connection with a “Change in Control” (each as defined), then the Sloan Annual Bonus, if any, will be determined after the occurrence of such event and paid promptly thereafter.

Under the terms of the Sloan Employment Agreement, Ms. Sloan will be granted options to purchase 1,800,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant. These options will vest monthly over three years so that they are fully vested on the third anniversary of the date of grant.

After closing a Strategic Transaction, if Ms. Sloan is terminated without Cause or voluntarily resigns due to (i) a material reduction in her responsibilities, authority or duties as an officer or a reduction in her title as an officer, (ii) a material diminution in the Sloan Base Salary (except for across-the-board salary reductions similarly affecting all or substantially all senior management employees and does not exceed 15%), (iii) a relocation of her office to a location outside of San Diego, California, (iv) any material breach by the Company under the Sloan Employment Agreement or (v) any failure by the Company to obtain the assumption of the Sloan Employment Agreement by any successor of the Company, she will receive the Sloan Base Salary, then in effect, prorated to the date of termination, plus any bonus, healthcare/vacation benefits and business expenses earned but not yet paid (the “Sloan Standard Entitlements”) and, provided that Ms. Sloan timely executes and delivers a release agreement to the Company, the following severance benefits: a lump sum severance payment equal to 12 months of her then current annual base salary, but in no event less than the Sloan Base Salary of $198,551 discussed above (the “Sloan Standard Severance Payment”); the immediate vesting and exercisability of all of Ms. Sloan’s outstanding options; and up to 12 months of continuing COBRA health coverage. The Sloan Standard Severance Payment, the acceleration of the vesting of options and the continuation of COBRA health coverage are collectively referred to as the “Sloan Severance Benefits.”

Ms. Sloan will also receive the Sloan Standard Entitlements and the Sloan Severance Benefits if her employment is terminated, other than for Cause, by the Company within 12 months after a Change in Control, provided that she timely executes and delivers a release agreement to the Company.

Retention Agreement with Gail A. Sloan

In April 2010, the Compensation Committee of the Company’s Board approved a Confidential Retention Agreement with Ms. Sloan (the “Sloan Retention Agreement”) to incentivize Ms. Sloan to remain with the Company in order to complete a strategic transaction for the Company. Following Board approval of the Sloan Retention Agreement on May 21, 2010, the Company and Ms. Sloan entered into the Sloan Retention Agreement on May 24, 2010. The Sloan Retention Agreement supersedes the severance provisions of the Amended and Restated Employment Agreement, dated as of February 23, 2006, as amended, by and between the Company and Gail A. Sloan and the Confidential Retention and Separation Agreement and General Release of All Claims, dated as of December 4, 2009, by and between the Company and Ms. Sloan (the “Prior Sloan Retention Agreement”). The Prior Sloan Retention Agreement contemplated that the Company would enter into a strategic transaction or wind down its business on or before March 31, 2010, at which time the remaining two-thirds of the severance payment due to Ms. Sloan under the Prior Sloan Retention Agreement would be paid to Ms. Sloan. The Sloan Retention Agreement confirms that the remaining two-thirds of the severance payment owed to Ms. Sloan pursuant to the terms of the Prior Sloan Retention Agreement was earned by Ms. Sloan on March 31, 2010. Therefore, pursuant to the Sloan Retention Agreement, the Company will pay Ms. Sloan a lump sum severance payment of $132,367, less applicable payroll deductions and withholdings, on June 1, 2010. The Sloan Retention Agreement continues Ms. Sloan’s employment with the Company after March 31, 2010 and provides for a cash incentive (the “Sloan Retention Bonus”) upon completion of an Incentive Event. The Purchase Agreement described in Item 1.01 above constitutes an Incentive Event under the Sloan Retention Agreement. Accordingly, on June 1, 2010, the Company will pay Ms. Sloan the Sloan Retention Bonus of $69,492, payable in a lump sum (less applicable payroll deductions and withholdings), per the terms of the Sloan Retention Agreement.

The foregoing summaries of the Gillespie Employment Agreement, the Gillespie Retention Agreement, the Sloan Employment Agreement and the Sloan Retention Agreement are qualified in their entirety by reference to those agreements, which are attached hereto as Exhibits 10.5 through 10.8 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1
Certificate of Designations, Preferences and Rights of Series C-1
Convertible Preferred Stock, Series C-2 Convertible Preferred
Stock, Series D-1 Convertible Preferred Stock and Series D-2
Convertible Preferred Stock

10.1	Securities Purchase Agreement, dated as of May 24, 2010 by and among the Company and the Purchasers named therein
10.2	Form of Series C-2 Preferred Stock Purchase Warrant
10.3	Form of Series D-1 Preferred Stock Purchase Warrant
10.4	Form of Series D-2 Preferred Stock Purchase Warrant
10.5	Chief Executive Officer Employment Agreement, dated as of May 24, 2010, by and between the Company and Deirdre Y. Gillespie, M.D.
10.6	Confidential Retention Agreement, dated as of May 24, 2010, by and between the Company and Deirdre Y. Gillespie, M.D.
10.7	Executive Employment Agreement, dated as of May 24, 2010, by and between the Company and Gail A. Sloan
10.8	Confidential Retention Agreement, dated as of May 24, 2010, by and between the Company and Gail A. Sloan

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Jolla Pharmaceutical Company

May 28, 2010	By:	/s/ Gail A. Sloan

Name: Gail A. Sloan
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Designations, Preferences and Rights of Series C-1 Convertible Preferred Stock, Series C-2 Convertible Preferred Stock, Series D-1 Convertible Preferred Stock and Series D-2 Convertible Preferred Stock
10.1	Securities Purchase Agreement, dated as of May 24, 2010 by and among the Company and the Purchasers named therein
10.2	Form of Series C-2 Preferred Stock Purchase Warrant
10.3	Form of Series D-1 Preferred Stock Purchase Warrant
10.4	Form of Series D-2 Preferred Stock Purchase Warrant
10.5	Chief Executive Officer Employment Agreement, dated as of May 24, 2010, by and between the Company and Deirdre Y. Gillespie, M.D.
10.6	Confidential Retention Agreement, dated as of May 24, 2010, by and between the Company and Deirdre Y. Gillespie, M.D.
10.7	Executive Employment Agreement, dated as of May 24, 2010, by and between the Company and Gail A. Sloan
10.8	Confidential Retention Agreement, dated as of May 24, 2010, by and between the Company and Gail A. Sloan